UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 14, 2009

Medis Technologies Ltd.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-30391 (Commission File Number)	13-3669062 (I.R.S. Employer Identification No.)

805 Third Avenue
New York, New York 10022
(Address of principal executive offices)

Registrant’s telephone number:  (212) 935-8484

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The Annual Meeting of our Stockholders (the “Meeting”) was held on September 14, 2009.  At the Meeting, our Stockholders elected each of the director nominees to serve as our directors for a one year term and approved each of the other proposals on the ballot, including for the amendment of our Restated Certificate of Incorporation, as amended, to increase the number of shares of common stock authorized thereunder from 75,500,000 to 130,000,000.  The individual results by proposal are as follows.

The result of the vote for the election of directors to serve for a term of one year and until their successors are elected and qualify was as follows:

	For	Vote Withheld

Jose Mejia	28,190,724	7,762,762
Zeev Nahmoni	35,199,093	754,393
Mitchell H. Freeman	30,492,171	5,461,315
Steve M. Barnett	30,434,413	5,519,073
Daniel A. Luchansky	30,500,125	5,453,361
Andrew A. Levy	30,491,445	5,462,041

The result of the vote with respect to the ratification of the selection of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2009 was as follows:

For:	35,376,924	Against:	517,611	Abstain:	58,950	Broker Non- Votes:	0

The result of the vote with respect to the approval of an amendment to the Corporation’s Certificate of Incorporation to increase the authorized shares of common stock from 75,500,000 to 130,000,000 was as follows:

For:	33,219,918	Against:	2,553,582	Abstain:	179,981	Broker Non- Votes:	0

The result of the vote with respect to the approval of an amendment to the Corporation’s 2007 Equity Incentive Plan to increase the number of shares of common stock authorized thereunder from 1,500,000 to 4,000,000 was as follows:

For:	11,845,022	Against:	7,491,572	Abstain:	80,977	Broker Non- Votes:	16,535,916

Item 9.01	Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired - None

(b)           Pro Forma Financial Information - None

(c)           Shell Company Transactions - None

(d)           Exhibits:

Exhibit No.	Description

99.1	Press Release dated September 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       September 17, 2009

MEDIS TECHNOLOGIES LTD.

By:	/s/ Stephen Crea
Name: Stephen Crea
Title: Chief Financial Officer